As filed with the Securities and Exchange Commission on December 22, 1999 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                             94-2647429
(State of Incorporation)  (I.R.S. Employer Identification No.)


501 Mercury Drive
Sunnyvale, CA 94086
(Address of principal executive offices)

Dionex Corporation Stock Option Plan
(Full title of the plans)

A. Blaine Bowman
President and Chief Executive Officer
501 Mercury Drive
Sunnyvale, CA 94086
(408) 737-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher A. Westover, Esq.
Jodie M. Bourdet, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000


CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered        Shares of Common Stock, $0.001
                                            par value per share, reserved for
                                            future grant under the Dionex
                                            Corporation Stock Option  Plan

Amount to be Registered                                    650,000

Proposed Maximum Offering Price Per Share(1)               $42.875

Proposed Maximum Aggregate Offering Price (1)         $27,868,750.00

Amount of Registration Fee                               $7,357.35


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Dionex Corporation ("Registrant" or "Company") Common Stock as reported on the Nasdaq National Market on December 15, 1999 for shares available for grant pursuant to the Stock Option Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
NOS. 33-40796, 33-65081 AND 333-39319

The contents of the Registration Statements on Form S-8 Nos. 33-40796, 33-65081 and 333-39319 filed with the Securities and Exchange Commission on May 23, 1991, December 18, 1995 and November 3, 1997, respectively, are incorporated by reference herein with such modifications as are set forth below.

An Amendment to the Dionex Corporation Stock Option Plan
(the "Plan") by the Board in July 1999, approved by the stockholders in October 1999, increased the number of shares of the Company's Common Stock authorized for issuance under the Plan from 6,000,000 shares to 6,650,000 shares.

EXHIBITS

Exhibit
Number

5.1      Opinion of Cooley Godward LLP
23.1     Independent Auditors' Consent
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1     Power of Attorney is contained on the signature pages
99.1 Dionex Corporation Stock Option Plan and forms of grant thereunder (1)

(1)	Filed as an exhibit to the Form S-8 Registration Statement
(Registration No. 333-39319) on November 3, 1997, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 16, 1999.

DIONEX CORPORATION
By: /s/ Craig A. McCollam
        Craig A. McCollam
        Vice President and Chief
        Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Blaine Bowman and Craig A. McCollam, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                        Date

/s/A. Blaine Bowman            President, Chief              December 16, 1999
(A. BLAINE BOWMAN)             Executive Officer
                               and Director


/s/Craig A. McCollam           Vice President, Finance	      December 16, 1999
(CRAIG A. MCCOLLAM)            and Administration (Principal
                               Financial and Accounting
                               Officer)

/s/David L. Anderson           Director                      December 16, 1999
(DAVID L. ANDERSON)

/s/James F. Battey             Director                      December 16, 1999
(JAMES F. BATTEY)

/s/B.J. Moore                  Director                      December 16, 1999
(B.J. MOORE)

/s/Riccardo Pigliucci          Director                      December 16, 1999
(RICCARDO PIGLIUCCI)

EXHIBIT INDEX

Exhibit                                                   Page
Number  Description                                      Number

5.1     Opinion of Cooley Godward LLP                        7

23.1    Independent Auditors' Consent                        8

23.2    Consent of Cooley Godward LLP is contained
        in Exhibit 5.1 to this Registration
        Statement                                           --
24.1    Power of Attorney is contained on the
        signature pages.                                    --

99.1    Dionex Corporation Stock Option Plan and
        forms of grant thereunder (1)                       --

  (1)	Filed as an exhibit to the Form S-8 Registration Statement
      (Registration No. 333-39319) on November 3, 1997, and incorporated herein by reference.